EXHIBIT 99.1

S&W Seed Company Announces
Acquisition of SV Genetics - Expansion into
Hybrid Sorghum and Sunflower Markets

Leverages existing infrastructure to expand into
complementary product lines

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

FRESNO, California - May 31, 2016 - S&W Seed Company (Nasdaq: SANW) today announced financial results for the third quarter of fiscal year 2016 ended March 31, 2016.

Third Quarter and Year-to-Date Fiscal 2016 Financial Highlights:

FRESNO, California - May 31, 2016 - S&W Seed Company (Nasdaq: SANW) today announced the acquisition of the assets and business of SV Genetics Pty Ltd ("SVG"), based in Queensland, Australia, a provider of proprietary hybrid sorghum and sunflower seed germplasm. The acquisition expands S&W's product portfolio by adding two complementary crops that are expected to provide diversification into higher margin opportunities while leveraging the Company's existing infrastructure. S&W expects to realize various synergies within its alfalfa production, distribution and research capabilities while also benefitting from licensing agreements that SVG has in place across the world.

Over the last decade, SVG's breeding program has developed a portfolio of both forage and grain sorghum seed varieties, as well as hybrid sunflower seed varieties, that out-yield commercial competitors in trials in key markets across the globe. SVG currently licenses its proprietary seed genetics (and sells parent seed) to local-market production/distribution partners. The licensees produce hybrid seed using the SVG genetics and pay SVG a royalty on the seed produced and sold. SVG has licensing agreements with 14 different partners to provide its grain sorghum, forage sorghum and sunflower genetics in approximately seven locations throughout the world, including Australia, Argentina, Brazil, Bolivia, Europe, Pakistan and South Africa. SVG is also actively testing products through agreements in 20 countries with 57 potential commercialization partners.

S&W believes that hybrid sorghum and sunflower can be sold into S&W's existing distribution channels, while providing a significant opportunity for S&W to expand its distribution of alfalfa seed products into new markets, including Eastern Europe and Russia, where SVG already has a presence.

Mark Grewal, president and chief executive officer of S&W Seed Company, commented, "Adding hybrid sorghum and sunflower to S&W's proprietary germplasm portfolio is consistent with our strategy to be the world's preferred provider of seeds for forage and specialty crops. We see a significant opportunity to leverage the worldwide research, production and distribution platform we have built in alfalfa with the addition of hybrid sorghum and sunflower. The acquisition of SV Genetics and its high quality proprietary sorghum and sunflower seed varieties, customer base and research program, provides us with an entry into two new large addressable markets. We also see the potential to expand SVG's products into new markets using our existing global distribution channels. We look forward to continuing to leverage the assets of S&W to drive value on a go forward basis."

Mr. Grewal continued, "The management team of SV Genetics brings tremendous added value to our existing team. Alan Scott and Dave Holman are highly experienced seedsman who have spent years developing and bringing to market some of the highest yielding sorghum and sunflower seed varieties in the world."

Matthew Szot, chief financial officer of S&W Seed Company, commented, "We believe there are opportunities to grow SVG's business by leveraging our existing infrastructure. SV Genetics has built an attractive proprietary germplasm portfolio through years of research and development. We believe that this acquisition provides S&W with a unique opportunity to better monetize this investment in research and development and help accelerate growth of the business. We look forward to working with the SV Genetics team to realize the full potential of the business."

Management projects royalty and licensing revenue from existing agreements and germplasm varieties to be approximately $1 million during fiscal 2017.

Transaction Details

The purchase price consists of $1 million in cash and $1 million in S&W common stock (225,088 shares) paid at closing, with a potential earn-out payment of up to an additional $3.3 million based on the acquired business achieving 150% of an agreed net income target of $4.2 million for the combined 2018 and 2019 fiscal years. The earn-out payment, if any, would be made in late 2019 and, at S&W's option, could be made in any combination of cash and S&W common stock.

About Sorghum

Sorghum comes in two types, forage and grain, and is considered one of the indispensable crops in the world. It has traditionally been used for livestock feed, as well as ethanol, but is gaining increasingly in popularity in food products in the U.S. due to its gluten-free characteristics, as well as its antioxidant, high protein, lower fat, high fiber and non-GMO properties. Consequently, sorghum is becoming an excellent substitute for wheat, rye and barley. Additionally, the pet food industry increasingly utilizes sorghum for its nutritional benefits and enhanced digestibility.

The USDA estimates the world sorghum production for 2016/2017 will be approximately 64 million metric tons. Industry experts estimate the 2016 U.S. sorghum crop to encompass between 7 million and 8 million acres with the majority of the world's sorghum is grown in developing countries, primarily in Africa and Asia. Similar to alfalfa, sorghum grows well in poor soil and drought conditions, thanks to its hardiness, market versatility and high-quality seed. Sorghum requires less water to grow than many other crops and is generally used as a replacement for corn and other grains in areas where water is scarce. In Africa, sorghum is a food staple for human consumption.

About Sunflower

Sunflowers have multiple specialty uses including oil, birdseed and human consumption, with SVG's current seed focus on the oil market. Sunflower oil is light in taste and appearance and supplies more Vitamin E than any other vegetable oil. It is a combination of monounsaturated and polyunsaturated fats with low saturated fat levels. The versatility of this healthy oil is recognized by cooks internationally, valued for its frying performance and health benefits. With multiple types of sunflower oils available, it meets the needs of consumer and food manufacturers alike for a healthy and high performance non-transgenic vegetable oil.

Global sunflower seed production in 2016-17 is projected at 41.2 million tons, up 5 percent from the current season and above the recent 10-year average. The sunflower seed oil trade is forecast to rise, supported by very strong demand in India, the EU, North Africa, and the Middle East.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company, headquartered in Fresno, California. The Company's vision is to be the world's preferred proprietary seed company by supplying a range of forage and specialty crop products to support the growing global demand for animal proteins and healthier consumer diets. The Company is the global leader in alfalfa seed, with unrivaled research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions, with operations in the San Joaquin and Imperial Valleys of California, five other U.S. states, Australia, and three provinces in Canada, and S&W sells its seed products in more than 30 countries around the globe.  Additionally, the Company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, statements regarding the projected size of the sorghum and sunflower U.S. and worldwide crops, as well as the acquisition of the SVG assets and business and the anticipated benefits and synergies of the acquisition, including estimated revenue from the SVG business. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, and in other filings subsequently made by the Company with the Securities and Exchange Commission. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.